CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 19, 2010, with respect to the balance sheet of Business Development Corporation of America (a Maryland Corporation in the developmental stage) contained in this Pre-Effective Amendment No. 2 to Registration Statement and Prospectus on Form N-2 (file no. 333-166636). We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

January 12, 2011